                                                                  Exhibit (d)(5)

                                    EXHIBIT A
                                       TO
                          EXPENSE LIMITATION AGREEMENT
                              AMENDED JULY 20, 2009

                                                                  Termination
Fund                                       Class    Expense Cap       Date
----                                     --------   -----------   -----------
ClariVest International Equity Fund      Class I       0.99%        03/26/10
ClariVest International Equity Fund      Class II      1.24%        03/26/10
ClariVest SMid Cap Growth Fund           Class I       1.00%        03/26/10
ClariVest SMid Cap Growth Fund           Class II      1.25%        03/26/10
Smith Group Large Cap Core Growth Fund   Class I       0.79%        05/28/10
Smith Group Large Cap Core Growth Fund   Class II      1.04%        05/28/10
Mount Lucas U.S. Focused Equity Fund     Class I       0.95%        09/27/10
Mount Lucas U.S. Focused Equity Fund     Class II      1.20%        09/27/10
Dynamic Energy Fund                      Class I       1.25%        03/13/12
Dynamic Energy Fund                      Class II      1.50%        03/13/12
Dynamic Energy Income Trust Fund         Class I       1.15%        03/13/12
Dynamic Energy Income Trust Fund         Class II      1.40%        03/13/12
Dynamic Global Growth Fund               Class I       1.15%        03/13/12
Dynamic Global Growth Fund               Class II      1.40%        03/13/12
Dynamic Growth Navigator Fund            Class I       1.25%        03/13/12
Dynamic Growth Navigator Fund            Class II      1.50%        03/13/12
Dynamic Infrastructure Fund              Class I       1.25%        03/13/12
Dynamic Infrastructure Fund              Class II      1.50%        03/13/12
Dynamic Natural Resources Fund           Class I       1.25%        03/13/12
Dynamic Natural Resources Fund           Class II      1.50%        03/13/12
Dynamic Contrarian Advantage Fund        Class I       1.15%        03/13/12
Dynamic Contrarian Advantage Fund        Class II      1.40%        03/13/12
Dynamic Discovery Fund                   Class I       1.25%        03/13/12
Dynamic Discovery Fund                   Class II      1.50%        03/13/12

Dynamic Gold & Precious Metals Fund      Class I       1.25%        03/13/12
Dynamic Gold & Precious Metals Fund      Class II      1.50%        03/13/12
Dynamic North American Value Fund        Class I       1.05%        03/13/12
Dynamic North American Value Fund        Class II      1.30%        03/13/12
Dynamic U.S. Growth Fund                 Class I       0.95%        03/13/12
Dynamic U.S. Growth Fund                 Class II      1.20%        03/13/12
Dynamic U.S. Value Fund                  Class I       0.95%        03/13/12
Dynamic U.S. Value Fund                  Class II      1.20%        03/13/12
JOHCM International Select Fund          Class I       1.09%        07/31/12
JOHCM International Select Fund          Class II      1.34%        07/31/12